UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  July 31, 2001
                                                           -------------


                                  VSOURCE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                 000-30326               77-0557617
          --------                 ---------               ----------

(State or other jurisdiction                        (IRS Employer Identification
      of incorporation)     (Commission File Number)          No.)


           5740 Ralston Street, Suite 110, Ventura, California  93003

               ---------------------------------------------------

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (805) 677-6720
                                                            --------------


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Item  4.     Changes  in  Registrant's  Certifying  Accountant
             -------------------------------------------------

             Effective July 31, 2001, Vsource, Inc. (the "Registrant") engaged PricewaterhouseCoopers as its new independent accountants. The engagement of PricewaterhouseCoopers was recommended and approved by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.

             The cessation of the client-auditor relationship between the Registrant and its former auditors, Grant Thornton LLP, was reported by the Registrant in its Current Report on Form 8-K dated July 10, 2001.

Item  5.     Other  Events.
             -------------

             On July 31, 2001, the Registrant announced that it received a notice from the Nasdaq Stock Market, Inc. ("Nasdaq") of its determination that Vsource had failed to comply with the requirement that its minimum bid price be higher than $1.00 for the continued listing of its shares of Common Stock on the Nasdaq National Market System ("Nasdaq NMS"), and was therefore subject to delisting from the Nasdaq NMS at the opening of business on August 1, 2001. The Registrant also announced that it had requested an oral hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to appeal Nasdaq's determination. The Registrant was advised by Nasdaq that, pending the Panel's decision, there will be a stay on the delisting of its Common Stock. The press release of the Registrant dated as of July 31, 2001 regarding the announcement is attached as
Exhibit  99.1  to  this  Current Report and is incorporated herein by reference.

Item  7.     Financial  Statements  and  Exhibits.
             ------------------------------------

(c)     Exhibits.
        --------

99.1    Press Release of Vsource, Inc. dated as of July 31, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VSOURCE,  INC.
                                            (Registrant)


Dated:  August 3, 2001                      By:  /s/  Sandford T. Waddell
                                                --------------------------------
                                                Sandford  T.  Waddell
                                                Chief  Financial  Officer


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                                  EXHIBIT INDEX


Exhibit  No.               Description
------------               -----------

99.1                       Press Release


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